UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2025

OFFICE PROPERTIES INCOME TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-34364	26-4273474
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634

(Address of Principal Executive Offices) (Zip Code)

617-219-1440

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of each class	Trading Symbol(s)	Name Of each exchange on which registered
Common Shares of Beneficial Interest	OPI	The Nasdaq Stock Market LLC
6.375% Senior Notes due 2050	OPINL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

In this Current Report on Form 8-K, the terms “we”, “us”, “our” or “the Company” refer to Office Properties Income Trust.

Item 1.01.	Entry into a Material Definitive Agreement.

On March 14, 2025, we entered into a sales agreement, or the sales agreement, with Clear Street LLC, or the Agent, pursuant to which we may issue and sell, in transactions that are deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, our common shares of beneficial interest, $.01 par value per share, or common shares, having an aggregate sales price of up to $100,000,000 from time to time through or to the Agent.

Any sales of common shares under the sales agreement will be made pursuant to our shelf registration statement on Form S-3 (File No. 333-265997), as amended, the prospectus contained therein filed with the Securities and Exchange Commission, or the SEC, on February 12, 2025 and a prospectus supplement related thereto filed with the SEC on March 14, 2025, or a successor registration statement, prospectus and prospectus supplement. The Agent may sell our common shares in transactions that are deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act. The Agent will use commercially reasonable efforts consistent with its normal trading and sales practices to sell common shares pursuant to the sales agreement from time to time, based upon instructions from us, including any price or size limits or other customary parameters or conditions we may impose.

We are not obligated to make any sales of common shares under the sales agreement, and the Agent is not obligated to buy or sell any shares under the sales agreement, and no assurance can be given that we will sell any shares under the sales agreement, or, if we do, as to the price or amount of common shares that we will sell, or the dates on which any such sales will take place. The offering of common shares pursuant to the sales agreement will terminate upon the earliest of (a) the sale of all common shares subject to the sales agreement and (b) the termination by us or the Agent of the sales agreement pursuant to its terms.

We will pay to the Agent a cash commission equal to 3.0% of the gross sales price of any common shares sold under the sales agreement and have agreed to reimburse the Agent for certain specified expenses. We and the Agent have also provided each other with customary indemnification and contribution rights.

We intend to use the net proceeds from sales of common shares for general business purposes.

The foregoing description of the sales agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the sales agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated by reference herein.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 14, 2025, we increased the number of our authorized common shares from 200,000,000 to 250,000,000, pursuant to the Articles of Amendment to our Amended and Restated Declaration of Trust, as amended, which we filed and which were effective that day.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	Sales Agreement, dated as of March 14, 2025, by and between the Company and Clear Street LLC.
3.1	Articles of Amendment, dated March 14, 2025.
5.1	Opinion of Venable LLP.
8.1	Opinion of Sullivan & Worcester LLP as to tax matters.
23.1	Consent of Venable LLP (contained in Exhibit 5.1).
23.2	Consent of Sullivan & Worcester LLP (contained in Exhibit 8.1).
104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFICE PROPERTIES INCOME TRUST

By:	/s/ Brian E. Donley
Name:	Brian E. Donley
Title:	Chief Financial Officer and Treasurer

Dated:  March 14, 2025